Exhibit 10.6

AVADIM TECHNOLOGIES INC.

RESTRICTED STOCK PLAN

Section 1.        Purpose

Avadim Technologies Inc., a Wyoming corporation (the “Company”) hereby adopts this Avadim Technologies Inc. Restricted Stock Plan (the “Plan”). The purposes of this Plan are to (i) advance the interests of the Company; (ii) recognize and compensate selected individuals who contribute to the development and success of the Company and its Affiliates; (iii) maintain the competitive position of the Company and its Affiliates by attracting and retaining Eligible Recipients who are in a position to contribute to the long-term success of the Company and its Affiliates; and (iv) provide incentive compensation to Eligible Recipients based upon the Company’s and its Affiliates’ performance.

Section 2.        Definitions

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates otherwise:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, without limitation, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Award” means an award of Restricted Stock under this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Termination of Employment by the Company, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Affiliate, or in the absence of such then-effective written agreement and definition, is based on, in the Sole Discretion of the Committee, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or Affiliate of the Company; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or Affiliate of the Company; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or Affiliate of the Company; (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (vi) committing an act that can cause damage or has the potential to cause damage to the reputation of the Company;

“Change in Control” shall mean the occurrence of either of the following:

(a)        Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who did not own shares of the capital stock of the Company on the date of effectiveness of this Plan shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”); or

(b)        There should occur (i) any consolidation, merger or reorganization involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (i) shall not apply to a merger, consolidation or reorganization in which (A) the Company is the surviving corporation and (B) the shareholders of the Company immediately prior to the transaction own, directly or indirectly immediately following such merger, consolidation or reorganization at least fifty percent (50%) of the combined voting power of the surviving corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, if any, or any other committee of the Board, in either case, as described in Section 4, appointed by the Board from time to time to administer this Plan and to perform the functions set forth herein. If no such committee is so appointed, the Committee shall mean the Board.

“Common Stock” shall mean the common stock of the Company or any securities resulting from any reclassification or recapitalization of such shares, and the Company may assign its rights and obligations under this Plan to the issuer of any such securities.

“Company” shall mean Avadim Technologies Inc., a corporation organized under the laws of the State of Wyoming or any business organization that succeeds to its business and elects to continue this Plan.

“Director” shall mean a member of the Board.

“Disability” shall mean a physical or mental infirmity which impairs the Grantee’s ability to perform the essential functions of his/her position for a period of one hundred eighty (180) consecutive days.

“Eligible Recipient” shall mean any of the following individuals who is designated by the Committee as eligible to receive Restricted Stock subject to the conditions set forth herein: (a) any Director, (b) any Employee, or (c) any other Person that provides services to the Company.

“Employee” shall mean any individual who works for or provide services to the Company or its Subsidiaries including, without limitation, any director, consultant, service provider, officer, employee, agent, advisor, independent contractor, or any individual to whom the Employer has engaged to provide services.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission thereunder.

“Grantee” shall mean an Eligible Recipient granted an Award.

“Law” means any federal, state, local, foreign, or other constitution, statute, treaty, ordinance, rule, regulation, regulatory or administrative guidance, principle of common law or equity, order or other law, requirement, or standard promulgated by any governmental authority of any jurisdiction.

“Permitted Transferee” means with respect to any stockholder of the Company who is a natural person, (A) the spouse, any lineal ancestor or descendant (including by adoption and stepchildren) of such stockholder or any of their Permitted Transferees or any trust of which such stockholder or any Permitted Transferees of such stockholder are the controlling trustees and which is established solely for the benefit of any of the foregoing individuals, (B) a corporation, partnership, limited liability company or other state law entity in which the stockholder, recipient or grantee of Options or Shares owns an equity interest greater than fifty percent (50%), or (C) the estate of a stockholder established by reason of any of the foregoing individual’s death or any beneficiaries of such estate.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, joint venture, or any other entity of any kind.

“Plan” shall mean the Avadim Technologies Inc. Restricted Stock Plan as set forth herein and as amended from time to time.

“Qualified IPO” shall mean the consummation of an underwritten public offering of Shares registered under the Securities Act on or before January 1, 2021 that results in gross proceeds to the Company of at least $10 million.

“Restricted Stock” shall mean Common Stock awarded under and subject to this Plan that have not vested pursuant to Section 5 or Section 7 of this Plan.

“Restricted Stock Agreement” shall mean a letter, certificate or other agreement between the Company and the Grantee, evidencing the grant of Restricted Stock hereunder and setting forth the terms and conditions thereof, not inconsistent with the express provisions of this Plan, as the Committee shall approve in its Sole Discretion.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder.

“Share” shall mean a share of Common Stock, Restricted Stock, or any securities resulting from any reclassification or recapitalization of such shares, and the Company may assign its rights and obligations under this Plan to the issuer of any such securities. The attributes of the Shares are as set forth in the Company’s Amended and Restated Certificate of Incorporation.

“Sole Discretion” with respect to a decision or action to be made or taken by the Company, the Board, or the Committee (collectively, the “Decider”) and notwithstanding any other provision of this Plan to the contrary, the Decider is entitled, to the fullest extent permitted by Law, to consider only those interests or factors as the Decider desires, including the Decider’s own interests, without regard to, and without having any duty or obligation (including having no fiduciary or other common law duty or other duty that may exist at, or be implied by Law that would or might otherwise apply) to consider the interests of, or consequences to, the Company, the Grantees, the shareholders, or any other Person.

“Subsidiary” shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Employment” shall mean the date on which the relationship between a Grantee and the Company, its Affiliates, or its Subsidiaries, under which the Grantee provides service to the Company, its Affiliates, or its Subsidiaries as an employee, officer, director, advisor, independent contractor, or otherwise, is terminated for any or no reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement. The Committee shall determine in its Sole Discretion the effect of all matters and questions relating to Termination of

Employment (subject to the provisions of any agreement between an Employee and the Company, its Affiliates, or its Subsidiaries), including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, the application of Sections 5, 6, 7 and 8 of this Plan, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company, its Affiliates, or its Subsidiaries have an absolute and unrestricted right to terminate a Grantee’s employment (or other service-providing relationship) at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

“Transfer” shall mean, to directly or indirectly, sell, transfer, assign, pledge, encumber, mortgage, hypothecate or in any way alienate all or any shares of Restricted Stock, or any rights or profits therefrom, whether now owned or hereafter acquired, whether voluntarily, involuntarily, or by operation of law, including in conjunction with any divorce proceedings, or by gift, bequest or otherwise.

“Transferee” means any Person to whom a Transfer is made.

Section 3.        Shares Available under the Plan

Subject to Section 8, the stock subject to an award of Restricted Stock shall be shares of the Company’s authorized but unissued, reacquired, or treasury Common Stock, and the aggregate number of such shares which may be issued upon any such awards shall not exceed an amount determined from time to time by the Board in its Sole Discretion. If, for any reason, any share of Restricted Stock is forfeited by the Grantee pursuant to Section 6 hereof, such share may again be granted or awarded hereunder, subject to the limitations set forth in this Section. The Board may, in its Sole Discretion, modify the aggregate number of shares of Restricted Stock that may be issued under this Plan; provided, however, the Board may not reduce the aggregate number of such shares that may be issued below the number of such shares issued and outstanding at the time of the reduction.

Section 4.        Administration of the Plan

(a)    Authority of the Committee. This Plan shall be administered by the Committee. The Committee, in its Sole Discretion, shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i)    to select the Eligible Recipients to be awarded Restricted Stock;

(ii)    to determine the number of shares of Restricted Stock granted in an Award;

(iii)    to determine the purchase price, if any, and the form of payment for any Restricted Stock awarded under this Plan, including, without limitation, the Company’s financing the Grantee’s payment or the Company’s guarantee of third-party financing of the Grantee’s payment;

(iv)    to determine and/or modify the terms and conditions applicable to any Restricted Stock awarded under this Plan, including without limitation, conditions related to payment of the Company’s tax withholding obligations, vesting, forfeiture, delivery, holding, and disposition of the Restricted Stock;

(v)    to determine when and if any restrictions applicable to any Restricted Stock granted under this Plan lapse;

(vi)    to prescribe the form of each Restricted Stock Agreement;

(vii)    to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(viii)    to correct any defect or supply any omission or reconcile any inconsistency in this Plan and to construe and interpret this Plan and any Restricted Stock, Award, or Restricted Stock Agreement, or other instrument hereunder; and

(ix)    to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

(b)    Manner of Exercise of Committee Authority. Any action of the Committee with respect to this Plan shall be final, conclusive and binding on all Persons, including, without limitation, the Company, its Affiliates, its Subsidiaries, Grantees, or any Person claiming any rights under this Plan from or through any Grantee, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in this Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c)    Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of this Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer, advisor or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee and any officer, advisor or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5.        Vesting of Restricted Stock

Except as otherwise provided in the Grantee’s Restricted Stock Agreement or as otherwise provided herein, no Restricted Stock shall vest until the later of (i) the completion of a Qualified IPO, (ii) the first date on which the Grantee would not be subject to suit under the “short swing” profit rules of §16(b) of the Exchange Act for the sale of the Restricted Stock at a profit following completion of a Qualified IPO, or (iii) the first date on which the Restricted Stock is no longer subject to a lock-up or similar agreement entered into by the Grantee following completion of a Qualified IPO (collectively, the “Purpose Vesting Conditions”). In addition to the Purpose Vesting Conditions, each share of Restricted Stock shall be subject to and vest in accordance with the schedule or other vesting conditions set forth on the Grantee’s Restricted Stock Agreement (the “Earn-out Vesting Conditions”). For the avoidance of doubt, unless the Committee determines otherwise, no Restricted Stock shall vest until all applicable Purpose Vesting Conditions and Earn-out Conditions have been satisfied. The Committee may accelerate the vesting of any or all outstanding shares of Restricted Stock at any time and from time to time for any reason or no reason.

Section 6.        Forfeiture of Restricted Stock

Unless otherwise determined by the Committee, in its Sole Discretion, or set forth in the applicable Restricted Stock Agreement, all of the following Restricted Stock shall be forfeited and automatically canceled and any certificate or book entry representing or evidencing such Restricted Stock will likewise be canceled at no cost to the Company on the earlier of:

(a)    with regard to any Restricted Stock of a Grantee, upon the Grantee’s Termination of Employment by (i) the Grantee for any or no reason other than due to Death or disability, or (ii) the Company for Cause;

(b)    with regard to any Restricted Stock of a Grantee for which the Earn-out Vesting Conditions have not been satisfied and, in the discretion of the Committee, will not be satisfied within three months of the Grantee’s Termination of Employment, upon the Grantee’s Termination of Employment for any or no reason;

(c)    with regard to any Restricted Stock of a Grantee for which, in the discretion of the Committee, it has become impossible for the Purpose Vesting Conditions or Earn-our Vesting Conditions to be satisfied; or

(d)    upon the cancellation, termination or expiration of the Restricted Stock pursuant to action taken by the Committee in accordance with Section 8 or Section 9.

Section 7.        Acceleration of Vesting

(a)    Acceleration of Vesting on Termination of Employment. Unless otherwise provided in a Restricted Stock Agreement, upon the Grantee’s Termination of Employment, all unsatisfied Earn-out Vesting Conditions at the time of such Termination of Employment will be waived, and the Grantee will retain any Restricted Stock, subject to any outstanding Purpose Vesting Conditions, so long as (i) the Committee determines that the Earn-out Vesting Conditions would be met within three months of such Termination of Employment, and (ii) the Grantee’s Termination of Employment was for any of the following reasons: (A) termination by the Company, other than termination for Cause, or (B) Disability or death.

(b)    Acceleration of Vesting on Change in Control. Unless otherwise provided in a Restricted Stock Agreement, all Restricted Stock shall become fully vested immediately upon a Change in Control that is not a Qualified IPO.

Section 8.        Adjustment Upon Changes in Capitalization

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares, then the Committee may make such equitable adjustments, if any, as it determines in its discretion are appropriate in order to prevent unanticipated dilution or enlargement of the rights of Grantees under this Plan, including, without limitation, adjustment in the number and kind of shares deemed to be available thereafter for grants of Restricted Stock under Section 3.

Section 9.        Restrictions/Rights on Restricted Stock

(a)    Restrictions on Issuing Shares. No shares of Restricted Stock shall be issued or Transferred to a Grantee under this Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the acquisition of Restricted Stock on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Restricted Stock issued or Transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

(b)    Transfer Restrictions. Unless otherwise determined by the Committee, no Restricted Stock may be Transferred or otherwise encumbered unless the Company is duly provided thirty (30) days advance written notice and either (i) the Transfer is pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), or (ii) the Transferee of such Transfer is a Permitted Transferee of the transferor-Grantee and the Transfer is expressly approved in writing by the Committee in each instance. Any Transfer of Restricted Stock in violation of this Subsection shall be null and void, and each Grantee and Transferee agrees that any such Transfer or acquisition may and shall be enjoined or rescinded. The restrictions contained in this Subsection shall apply to all current or future Grantees, assignees, or successors thereto. Upon any Transfer of Restricted Stock from a transaction permitted under this Subsection, subsequent to such Transfer, such Restricted Stock shall in the hands of the Transferee once again be subject to all of the restrictions and other terms of this Plan and the transferor-Grantee’s Restricted Stock Agreement as if such Transferee was the original party thereto. Upon such Transfer, the Restricted Stock shall remain subject to the terms of this Plan and the transferor-Grantee’s Restricted Stock Agreement in the hands of the Transferee and as a condition precedent to such Transfer, the Transferee shall be required to execute an agreement to that effect.

(c)    Voting. Unless otherwise provided in the Restricted Stock Agreement, a Grantee or Permitted Transferee of Restricted Stock shall have the same voting and other shareholder rights as a holder of Common Stock; provided, however, no such shareholder rights shall exist prior to the actual issuance of Restricted Stock in the name of the Grantee or Permitted Transferee.

(d)    Certificates for Shares. Shares issued under this Plan may be evidenced in such manner as the Committee shall determine and may be evidenced by book entries on the Company’s share register pending satisfaction of vesting conditions. If certificates representing Restricted Stock are issued and registered in the name of a Grantee, such certificates shall be endorsed with the following legend (or such other language as determined by the Committee):

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF (A) THAT CERTAIN RESTRICTED STOCK PLAN OF THE COMPANY DATED ●, 2016, AND (B) THAT CERTAIN RESTRICTED STOCK AGREEMENT DATED              PURSUANT TO WHICH THE COMPANY ISSUED THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH PLAN AND AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN FULLY PAID FOR AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO WY STAT. § 17-16-621(E).”

Certificates representing Restricted Stock or Shares issued pursuant to this Plan that have vested shall also be endorsed with the following legend (or similar language as determined by the Committee) and any other legends determined by the Committee or required under applicable state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.”

The Company may retain physical possession of certificates representing Restricted Stock, in which case the Company may require that the Grantee deliver a power of transfer to the Company, endorsed in blank, relating to such Restricted Stock.

Section 10.        General Provisions

(a)    Restricted Stock Agreement. Each Award under this Plan shall be evidenced by a Restricted Stock Agreement. The terms and provisions of such Restricted Stock Agreements may vary among Grantees and among different Awards granted to the same Grantee.

(b)    No Right to Employment. The grant of an Award under this Plan in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment, contractor or other relationship, as applicable, with the Company or its Affiliates. All Grantees shall remain subject to discharge to the same extent as if this Plan were not in effect. For purposes of this Plan, a Grantee shall cease to be an Employee upon a sale of any Subsidiary of the Company that employs or engages such Grantee, unless the Grantee shall otherwise continue to provide services to the Company or another Subsidiary of the Company as an officer, employee or director.

(c)    No Funding. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Award under this Plan to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of this Plan except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under this Plan.

(d)    Employee Data Privacy. By accepting an Award, the Grantee: (i) consents to the collection, use and transfer of personal data as described in this Section 10(d), (ii) understands that the Company and its Affiliates hold certain personal information about the Grantee including, but not limited to, name, home address and telephone number, date of birth, social security number, salary, nationality, job title, common shares or directorships held in the Company, details of all other entitlement to common shares awarded, cancelled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Award (“Data”), (iii) understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of this Award, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in such implementation, administration and management, (iv) authorizes the Company and/or its Affiliates to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Award, including any requisite transfer of such Data as may be required for the administration of this Award and/or the subsequent holding Shares on the Grantee’s behalf to a broker or other third party with whom the Shares acquired on exercise may be deposited, and (v) understands that it may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.

(e)    Governing Law; Jurisdiction. The corporate laws of the State of North Carolina will govern all questions concerning the relative rights of the Company and its stockholders hereunder. All other questions concerning the validity, and interpretation of this Plan and any Restricted Stock Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Each Grantee, and each beneficiary or other Person claiming under or through the Grantee by accepting the grant of an Award, consents to the exclusive jurisdiction of any state or federal court located within the State of North Carolina, agrees that all actions or proceedings relating to this Plan shall be litigated in such courts, waives any defense of forum non conveniens, and agrees to be bound by any final and nonappealable judgment rendered thereby in connection with this Plan and any Restricted Stock Agreement. To the extent the Grantee is a party to an employment agreement with the Company or any of its Affiliates that provides for binding arbitration of employment disputes, then any disputes between the Company and such Grantee arising under this Plan shall be arbitrated in accordance with the procedures set forth in such employment agreement.

(f)    Taxes. Before the Company issues any Shares to a Grantee pursuant to this Plan, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such issuance of Restricted Stock to such Grantee.

Section 11.        Amendment or Termination

In addition to its authority elsewhere in this Plan, the Committee may, at any time and in its Sole Discretion, amend or terminate this Plan. Any amendment or termination of this Plan shall not affect Restricted Stock already outstanding under this Plan, and such Restricted Stock shall remain in full force and effect as if this Plan has not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company. At any time and from time to time, the Committee may amend, modify, or terminate any outstanding Restricted Stock or Restricted Stock Agreement without approval of the Grantee; provided, however, that subject to the applicable Restricted Stock Agreement, no such amendment, modification or termination shall, without the Grantee’s consent, reduce or diminish the value of such Restricted Stock determined as if the Restricted Stock had been vested on the date of such amendment or termination.

Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend this Plan or any outstanding Restricted Stock under this Plan without approval of the Grantee to the extent necessary or desirable: (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to ensure that such Restricted Stock is not subject to interest and penalties under Section 409A of the Code or the excise tax imposed by Section 4999 of the Code. Further, notwithstanding any provision herein to the contrary, and subject to applicable laws, the Committee may, in its absolute discretion, amend or modify this Plan to make amendments which are of a “housekeeping” or clerical nature.

AVADIM TECHNOLOGIES INC.

RESTRICTED STOCK AGREEMENT

Dated:●

Grantee: ●

THIS RESTRICTED STOCK AGREEMENT is made as of ● (“Effective Date”) between Avadim Technologies Inc., a Wyoming corporation (the “Company”), and ● (the “Grantee”). To carry out the purposes of the Avadim Technologies Inc. Restricted Stock Plan (the “Plan”), by affording Grantee the opportunity to acquire shares of Restricted Stock of the Company, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Grantee hereby agree as follows:

1.    Award of Shares. Upon execution of this Agreement, the Company shall issue ● shares of Restricted Stock to Grantee (the “Restricted Shares”). Grantee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth herein and in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern unless this Agreement expressly states that it shall take precedence with respect to such conflict. Unless otherwise defined herein, all capitalized terms contained herein shall have the meaning set forth in the Plan.

2.    Vesting; Forfeiture Restrictions. The Restricted Shares shall vest in accordance with Section 5, Section 6 and Section 7 of the Plan and shall be subject to the forfeiture, transfer and other restrictions set forth in the Plan. In addition, the Restricted Shares shall be subject to the following Earn-out Vesting Conditions:

●

3.    Certificates. The Restricted Shares shall be evidenced by a book entry on the Share Register maintained by the Company and no certificates shall be issued representing the Restricted Shares. The Grantee acknowledges that the Restricted Shares are subject to restrictions on transfer as provided in the Plan. Upon vesting of any Restricted Shares, the Company will issue to the Recipient a certificate evidencing the Restricted Shares in Grantee’s name which shall bear the legend, if any, required under the Plan.

4.    Consideration. It is understood that the consideration for the issuance of Restricted Shares is ●, in addition to the covenants provided herein.

5.    Withholding of Tax. Except as otherwise provided herein, to the extent that the receipt of the Restricted Shares results in compensation income to Grantee for federal or state tax purposes, Grantee shall deliver to the Company at the time of such receipt, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or Restricted Stock remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income. To the extent that an event occurs upon which Restricted Stock become vested, resulting in compensation income to Grantee for federal or state tax purposes and Grantee has not otherwise made arrangements to satisfy its withholding obligation, the Company is authorized to withhold from any cash or Restricted Stock remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income.

6.    Status of Restricted Shares. The Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities laws, and are “restricted securities” as defined in Rule 144 under the 1933 Act. Grantee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Grantee also agrees: (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Board deems appropriate in order to ensure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

7.    Board and Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Board or the Committee pursuant to the terms of the Plan, including, without limitation, the Board or the Committee’s rights to make certain determinations and elections with respect to the Restricted Shares.

8.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

9.    Non-alienation. Grantee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

10.    Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment, nor shall any provision hereof affect: (a) the right of the Company to discharge Grantee at will, or (b) the terms and conditions of any other agreement between the Company and Grantee except as expressly provided herein.

11.    Covenants not to Disclose, Compete or Solicit.

a.

The Grantee acknowledge that (i) the Company is engaged in a continuous program of research, development and production respecting its business (the foregoing, together with any other businesses in which the Company engages from the date of Grantee’s employment or engagement to the date of the termination of Grantee’s employment or engagement with the Company and its Subsidiaries, is referred to as the “Company Business”); (ii) Grantee’s work for and position with the Company and/or one of its Subsidiaries has allowed Grantee, and will continue to allow Grantee, access to trade secrets of, and Confidential Information concerning the Company Business; (iii) the Company Business is national and international in scope; (iv) the Company would not have agreed to grant you the Restricted Shares but for the agreements and covenants contained in this Restricted Stock Agreement; and (v) the agreements and covenants contained in this Restricted Stock Agreement are necessary and essential to protect the Company Business, and the goodwill and customer relationships that the Company and its Subsidiaries have expended significant resources to develop. Grantee understands and agrees that if Confidential Information were used in competition against the Company, the Company would experience serious harm and the competitor would have a unique advantage against the Company.

b.

Confidential Information. Grantee acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information now existing or to be developed in the future shall be referred to herein as “Confidential Information.” Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s current or potential Avadim Technologies Inc. Restricted Stock Agreement Page 2 of 3 business and (ii) is not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by Grantee during the course of Grantee’s performance of services for the Company concerning the business and affairs of the Company and/or during any prior employment or engagement with the Company and/or any of its predecessors, information concerning acquisition opportunities in or reasonably related to the Company’s business or industry of which Grantee becomes aware through Grantee’s employment with the Company, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them, product research and development, product formulations, and product formulation techniques and processes, as well as development, transition and transformation plans, methodologies and methods of doing business, all trade secrets, intellectual property, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, employee lists and information, locations of sales representatives, new and existing programs and services, prices and terms, customer service, support and equipment. Therefore, Grantee agrees that Grantee shall only use such Confidential Information as may be required on behalf of the Company in connection with Grantee’s performance under this Agreement and solely in the best interests of the Company and that Grantee shall not disclose to or for the benefit of any unauthorized person or for Grantee’s use for Grantee’s own account any of such Confidential Information without the prior approval of the Board, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Grantee’s acts or omissions, or (ii) is required to be disclosed pursuant to any applicable law or court order.

c.

Non-Competition. Grantee will not during Grantee’s employment or engagement with the Company and for a period of twenty-four (24) months immediately thereafter, take a position, whether paid or unpaid, as an employee, consultant, owner or otherwise, in which Grantee performs duties similar to those performed pursuant to Grantee’s employment or engagement at the Company including any management level, product development, fundraising, marketing, or financial-related position, for a Competitive Business in the Restricted Territory. For purposes of this Agreement, “Competitive Business” shall mean an entity, business or person that is engaged in the business of developing, manufacturing, marketing, selling, and/or distributing skin therapy, skin infection prevention, wound care, or muscle performance products and/or any other business or products engaged in by the Company or actively being developed or considered for development by management of the Company. (Each of the products referenced in this preceding sentence is referred to herein as a “Competitive Product”.) For the purposes of this Agreement, the “Restricted Territory” shall be: (i) all countries where the Company is engaged in or is actively pursuing business and /or, (ii) the United States of America and Ghana and/or (iii) the United States of America and/or (iv) North Carolina. Grantee acknowledges and agrees that the Company sells its products in the United States and internationally.

d.

Non-Solicitation. Grantee will not during Grantee’s employment or engagement with the Company and for a period of twenty-four (24) months thereafter, (i) solicit, encourage or induce, or attempt to solicit, encourage or induce, any employee, consultant or contractor of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee, consultant or contractor thereof, (ii) solicit for employment or a business relationship any person who was an employee, consultant or contractor of the Company at any time within one month of Grantee’s termination of employment with the Company, or (iii) solicit, encourage or induce, or attempt to solicit, encourage or induce, any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, (B) solicit, or attempt to solicit, the business or patronage of any such customer, supplier, licensee, franchisee or other business relation of the Company in connection with any Competitive Product, or (C) in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company (including, without limitation, making any negative or disparaging statements or communications regarding the Company).

e.

Nothing in this Section 11 prohibits Grantee from being a passive owner of not more than 3% of any class of securities of a publicly traded entity (or any amount of any class of securities of the Company), provided that Grantee does not engage in any other activity prohibited by this Section 11 or any other provision of this Restricted Stock Agreement.

f.

Any breach of any provision of this Section 11 will result in immediate and complete forfeiture of the Restricted Stock. In addition, Grantee hereby agrees that if Grantee violates any provision of this Section 11, the Company will be entitled to injunctive relief, specific performance, or such other legal and equitable relief as is needed to prevent or enjoin any violation of the provisions of this Restricted Stock Agreement in addition to and not to the exclusion of any other remedy that may be allowed by law for damages experienced prior to the issuance of injunctive relief.

g.

Grantee acknowledges that Grantee has given careful consideration to the restrictions imposed by this Restricted Stock Agreement, and Grantee fully agrees that they are necessary for the reasonable and proper protection of the business of the Company and its Subsidiaries. The restrictions set forth herein shall be construed as a series of separate and severable covenants. Grantee agrees that each and every restriction imposed by this Restricted Stock Agreement is reasonable with respect to subject matter, time period, and geographical area. Except as expressly set forth herein, the restrictions imposed by this Restricted Stock Agreement shall continue during their full time periods and throughout the geographical area set forth in this Restricted Stock Agreement.

h.

Grantee stipulates and agrees that one of the purposes of this Restricted Stock Agreement is to fully resolve and bring finality to any concerns over the enforceability of the restrictions specified in this Section 11. Grantee also stipulates and agrees that (i) the enforceability of the restrictions specified in this Section 11, and (ii) the Company’s agreement herein to provide Grantee with the Restricted Stock are mutually dependent clauses and obligations without which this Restricted Stock Agreement would not be made by the parties. Accordingly, Grantee agrees not to sue or otherwise pursue a legal claim to set aside or avoid enforcement of the restrictions specified in this Section 11. And, in the event that Grantee or any other party pursues a legal challenge to the enforceability of any material provision of the restrictions in Section 11 of this Restricted Stock Agreement and a material provision is found unenforceable by a court of law or other legally binding authority such that Grantee is no longer bound by a material provision of this Section 11, then the Restricted Stock shall be forfeited. The foregoing is not intended as a liquidated damage remedy but is instead a return-of-gains and contractual rescission remedy due to the mutual dependent nature of the subject provisions in this Restricted Stock Agreement.

i.

If any of the restrictions specified in this Section 11 are deemed unenforceable as written, Grantee and the Company expressly authorize the court to revise, delete, or add to the restrictions contained in this Section 11 to the extent necessary to enforce the intent of the parties and to provide the goodwill, Confidential Information, and other business interests of the Company and its Subsidiaries with effective protection. In the event that such reformation of the restriction is acceptable to the Company, then the forfeiture and rescission (return of gain) remedies provided for in subsection 11(h) above shall not apply.

j.

The provisions of this Section 11 are not intended to override, supersede, reduce, modify or affect in any manner any other non-competition or non-solicitation agreement between Grantee and the Company or any Subsidiary, and instead are intended to supplement any such agreements.

12.	Rights to Inventions.

a.

“Intellectual Property” means all concepts and ideas; inventions, whether patentable or not; discoveries; designs; processes; methods; formulas; software; names; trade secrets; know-how; and techniques; including improvements thereof; concerning any present or reasonably anticipated activities of the Company or made or created with the use of Confidential Information or any equipment, supplies, or facilities of the Company. Grantee acknowledges that this section does not apply to intellectual property that was developed entirely on Grantee’s own time without use of Company’s equipment, supplies, facilities, or Intellectual Property, and which does not relate to the present or reasonably activated activities of the Company, and which does not result from work Grantee performs for the Company. By Grantee’s signature below, Grantee assigns and agrees to assign to the Company all rights to and title and interest in Intellectual Property made or conceived by Grantee, either solely or in collaboration with others, or suggested by or resulting from any work performed by Grantee on behalf of Company during the course of Grantee’s performance under this Agreement and/or during any prior employment with the Company, in any capacity and whether or not during working hours. All such Intellectual Property is a “work made for hire” and Grantee is compensated by Grantee’s salary unless regulated otherwise by applicable law and shall become and remain the exclusive property of the Company and the Company’s successors and assigns. Grantee further agrees to inform the Company promptly and fully of all Intellectual Property by written reports, setting forth in detail the procedures employed and the results achieved. Grantee agrees to submit such a written report promptly after completion of any studies or research projects undertaken on the Company’s behalf, whether or not in Employee’s opinion a given project has resulted in Intellectual Property. Grantee agrees to cooperate in confirming, protecting, and obtaining legal protection of the Company’s ownership rights of the Intellectual Property in accordance with the terms of this provision and, on Company’s request, to properly execute or cause to be executed a document confirming Grantee’s assignment to the Company and to do anything else necessary to enable Company to secure patent or other rights therefore in the United States and in foreign countries, all at no expense to Grantee and at no charge to Company. Grantee agrees that the obligations pursuant to this provision are in effect during Grantee’s employment or engagement with the Company and for twelve (12) months after the end of Grantee’s employment or engagement, Intellectual Property made or conceived by Grantee or for which Grantee files or causes to be filed a patent, copyright, or trademark application within one year after termination of employment or engagement with Company being presumed to have been made or conceived during employment or engagement with Company. Grantee represents and warrants that there are no inventions or other Intellectual Property that Grantee invented or conceived before becoming employed or engaged by the Company or at any time prior to the Effective Date to which Grantee, or any assignee of Grantee, now claims title and that are to be excluded from this Agreement.

b.

Exception to Assignments. Grantee and Company understand that the provisions of this Restricted Stock Agreement requiring assignment of inventions to the Company do not apply to any invention which qualifies fully for exclusion under the provisions of North Carolina General Statute 66-57.1 or other applicable state law. In order to assist in the determination of which inventions qualify for such exclusion, Grantee will report to the Company promptly in writing, during and after the term of employment or engagement with the Company, all Inventions solely or jointly conceived or developed or reduced to practice by Grantee during the period of employment or engagement with the Company, including those asserted by the Grantee to be nonassignable.

13.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.    Governing law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

15.    Additional Provisions. N/A.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Agreement to be duly executed under seal by an officer thereunto duly authorized, and Grantee has executed under seal this Restricted Stock Agreement, all effective as of the Effective Date.

AVADIM TECHNOLOGIES INC. By: (SEAL)	GRANTEE: (SEAL)
Name:	Name:
Title:	Title (if applicable):